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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                          BOOK-ENTRY TRANSFER FACILITY
                      PARTICIPANT FROM BENEFICIAL OWNER(S)

                                       OF

                                THE STANLEY WORKS
             OFFER TO EXCHANGE ITS 3 1/2% NOTES DUE 2007 AND 4 9/10%
     NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
                    1933, AS AMENDED (THE "SECURITIES ACT"),
       FOR ANY AND ALL OF ITS OUTSTANDING 3 1/2% NOTES DUE 2007 AND 4 9/10
          NOTES DUE 2012, RESPECTIVELY, THAT WERE ISSUED AND SOLD IN A
          TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT

               PURSUANT TO THE PROSPECTUS DATED               , 2003



         To Registered Holder(s) and/or Participant(s) of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus, dated ______, 2003 (the "Prospectus") of The Stanley Works, a Connecticut corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

         This will instruct you, the registered holder(s) and/or book-entry transfer facility participant(s), as to action to be taken by you relating to the Exchange Offer with respect to the 3 1/2% Notes due 2007 and the 4 9/10% Notes due 2012 (collectively, the "Notes") held by you for the account of the undersigned.

         The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN amount):

         $             of the 3 1/2% Notes due 2007

         $             of the 4 9/10% Notes due 2012



         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         [ ] TO TENDER the following Notes due 2007 held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES DUE 2007 TO BE TENDERED, WHICH MAY ONLY BE TENDERED IN WHOLE OR IN
                PART IN INTEGRAL MULTIPLES OF $1,000 OF THE PRINCIPAL AMOUNT OF SUCH NOTES):

                $______________________ .

         [ ] TO TENDER the following Notes due 2012 held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES DUE 2012 TO BE TENDERED, WHICH MAY ONLY BE TENDERED IN WHOLE OR IN
                PART IN INTEGRAL MULTIPLES OF $1,000 OF THE PRINCIPAL AMOUNT OF SUCH NOTES):

                $______________________ .

         [ ] NOT TO TENDER any Notes due 2007 or Notes due 2012 held by you for the account of the undersigned.



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         If the undersigned instructs you to tender any of the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is in the state of (FILL IN STATE)           ,
(ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "Exchange Offer--Exchange and Registration Rights Agreement," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuers or any of their subsidiaries; (b) to tender such Notes and to agree, on behalf of the undersigned, to accept the Exchange Offer pursuant to the terms and conditions set forth in the Prospectus and in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

         The Issuer may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Issuer (or an agent thereof), in writing, information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, such undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name (please print): ___________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

Telephone number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

Date: __________________________________________________________________________
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